
------------------------------------------------- ------------------------------------------- ------------------------
Garry J. Graham                                   First Savings Bank, FSB
4108 Rosebud                                      301 South Center Street                     Loan Number 7000068385
                                                                                                          ----------
Dalworthington Gardens, TX  76016                 Suite 120                                   Date 08-12-2003
                                                                                                   ----------
                                                  Arlington, TX  76010                        Maturity Date 08-12-2004
                                                                                                            ----------
          BORROWER'S NAME AND ADDRESS                     LENDER'S NAME AND ADDRESS           Loan Amount $500,000.00
                                                                                                          -----------
 "I" includes each borrower above, jointly and      "You" means the lender, its successors    Renewal Of 7000068385
                   severally.                                    and assigns.                            ----------
                                                                                              LO/LP         KK/dt
------------------------------------------------- ------------------------------------------- ------------------------

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of five hundred thousand and no/100 Dollars
                                     ----------------------------------
$500,000.00
-----------
|_|  Single   Advance:   I  will   receive   all  of  this   principal   sum  on
                     . No additional advances are contemplated under this note.
---------------------
|X| Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On 08-12-2003 I will receive the
                                                   ----------
     amount of $350,000.00 and future principal advances are contemplated.
               -----------
     Conditions: The conditions for future advances are A. Phone, verbal, written or in person requested by borrower.
     B. Bank has received all documents,  information and warranties as bank may
     ---------------------------------------------------------------------------
     require,  all properly  executed,  if appropriate,  in a form acceptable to
     ---------------------------------------------------------------------------
     bank.
     ---------------------------------------------------------------------------
     C. Borrower is not in default on this or any other debt.
        ------------------------------------------------------------------------
     |X| Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all
          conditions and expires on 08-12-2004         .
                                    -------------------
     |_| Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
INTEREST: I agree to pay  interest on the  outstanding  principal  balance  from
     08-12-2003 at the rate of 5.000% per year until 08-13-2003 .
     ----------                -----                 -----------
|X|  Variable Rate: This rate may then change as stated below.
     |X| Index Rate:  The future rate will be 1.000  percent above the following
                                              --------------------
     index rate:  the highest rate on corporate  loans posted by at least 75% of
                  --------------------------------------------------------------
     the USA's thirty largest banks known as the Wall Street Journal Prime Rate.
     --------------------------------------------------------------------------
     |X| Ceiling Rate:  The interest rate ceiling for this note is the indicated
                                                                       ---------
     ceiling rate announced by the Credit Commissioner from time to time.
     |X| Frequency and Timing: The rate on this note may change as often as every day beginning 08-13-2003.
     --------------------------------
     A change in the interest rate will take effect On the same day .
                                                    ----------------
     |X| Limitations: During the term of this loan, the applicable annual interest rate will not be more than 18.000% or less than 5.000%. The rate
                                          ------               -----
     may not change more than              % each                  .
                              -------------       -----------------
     Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:

     |X| The amount of each scheduled payment will change.    |X| The amount of the final payment will change.

         |_|                                                                   .
              -----------------------------------------------------------------
ACCRUAL METHOD: Interest will be calculated on a Actual/365 basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
     |X| on the same fixed or variable rate basis in effect before maturity (as indicated above).
     |_| at a rate equal to
                            ---------------------------------------------------.
|_|  LATE CHARGE: If a payment is made more than          days after it is due,
                                                 --------
     I agree to pay a late charge of
                                     ------------------------------------------.
|_| ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which |_| are |_| are not included in the principal amount above:

     --------------------------------------------------------------------------.
PAYMENTS: I agree to pay this note as follows:
On demand, but if no demand is made then monthly payments of accrued interest calculated on the amount of credit outstanding beginning on 09-12-2003 and principal due on 08-12-2004.


ADDITIONAL TERMS:
5,000 S/S - Fort Worth National Bank
32,650 S/S BancAffiliated, Inc.

                          ------------------------------------------------------
                                |_| SECURITY: This note is separately secured by (describe separate document by type and date):



                           (This section is for your internal use. Failure to list a separate security document does not mean the agreement will not secure this note.)
                          ------------------------------------------------------

------------------------------------------------------
  THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL
    AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
 CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS,             PURPOSE:  The purpose of this loan is Renewal
    OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.                w/incr RLC for personal investments.

 THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE              SIGNATURES:  I AGREE TO THE TERMS OF THIS NOTE
                      PARTIES.                                   (INCLUDING THOSE ON PAGE 2).  I have received a
                                                                 copy on today's date.
------------------------------------------------------


Signature for Lender                                             --------------------------------------------------
                                                                 Garry J. Graham

---------------------------------------------                    --------------------------------------------------
Ken Kizer, Vice President

---------------------------------------------                    --------------------------------------------------


UNIVERSAL NOTE
1984, 1991 Bankers Systems, Inc., St. Cloud, MN Form UN-TX  3/7/2002                                      (page 1
of 2)

DEFINITIONS:  As  used on page 1,  "|X|"  means  the  terms       You  will not be  liable  for the  dishonor  of any
that  apply to this  loan.  "I,"  "me" or "my"  means  each  check when the dishonor  occurs because you set off this
Borrower  who  signs  this  note and each  other  person or  debt  against  any of my  accounts.  I agree to hold you
legal  entity   (including   guarantors,   endorsers,   and  harmless  from any such  claims  arising  as a result of sureties)  who agrees to pay this note  (together  referred  your exercise of your right of set-off.
to as "us").  "You" or  "your"  means  the  Lender  and its  REAL  ESTATE  OR  RESIDENCE  SECURITY:  If this  note is
successors and assigns.                                      secured by real estate or a  residence  that is personal
APPLICABLE  LAW:  The law of the state of Texas will govern  property,  the  existence of a default and your remedies this  note.  Any term of this  note  which is  contrary  to  for such a  default  will be  determined  by  applicable applicable  law  will  not be  effective,  unless  the  law  law, by the terms of any  separate  instrument  creating permits  you and me to  agree to such a  variation.  If any  the security  interest and, to the extent not prohibited provision of this  agreement  cannot be enforced  according  by law and not  contrary  to the  terms of the  separate
to   its   terms,   this   fact   will   not   affect   the  security  instrument,  by the "Default"  and  "Remedies"
enforceability  of the  remainder  of  this  agreement.  No  paragraphs herein.
modification  of this  agreement  may be made  without your  DEFAULT:  I will  be in  default  on this  loan  and any express  written  consent.  Time is of the  essence in this  agreement  securing  this loan if any one or more of the
agreement.                                                   following occurs:
COMMISSIONS OR OTHER  REMUNERATION:  I understand and agree      (1) I fail to perform  any  obligation  which I have
that any insurance premiums paid to insurance  companies as      undertaken  in this note or any  agreement  securing
part of this note will  involve  money  retained  by you or      this note;
paid back to you as commissions or other remuneration.           (2) you, in good faith,  believe  that the  prospect
   In  addition,  I  understand  and agree  that some other      of payment or the prospect of my  performance of any
payments  to third  parties  as part of this  note may also      other  of my  obligations  under  this  note  or any
involve  money  retained  by you  or  paid  back  to you as      agreement securing this note is impaired; or
commissions or other remuneration.                               (3) I fail  to  pay,  or keep  any  promise,  on any
PAYMENTS:  Each  payment  I make on this  note  will  first      debt or  agreement I have with you unless  otherwise
reduce the amount I owe you for  charges  which are neither      prohibited by law.
interest  nor  principal.  The  remainder  of each  payment      If any of us are in  default  on  this  note  or any
will then reduce accrued unpaid  interest,  and then unpaid  security  agreement,  you  may  exercise  your  remedies principal.  If you and I agree to a  different  application  against any or all of us.
of payments,  we will  describe our agreement on this note.  REMEDIES:  If I am in  default  on this  note you  have,
I may prepay a part of, or the entire  balance of this loan  but are not limited to, the following remedies:
without penalty,  unless we specify to the contrary on this      (1)  You may  demand  immediate  payment  of my debt
note.  Any  partial  prepayment  will not  excuse or reduce      under   this  note   (principal),   accrued   unpaid
any  later  scheduled  payment  until  this note is paid in      interest and other accrued charges).
full (unless,  when I make the prepayment,  you and I agree      (2) You may set off this  debt  against  any right I
in writing to the contrary).                                     have to the  payment of money  from you,  subject to
INTEREST:  Interest  accrues  on  the  principal  remaining      the terms of the "Set-Off" paragraph herein.
unpaid  from  time  to  time,  until  paid  in  full.  If I      (3) You may demand  security,  additional  security,
receive  the  principal  in more  than  one  advance,  each      or  additional  parties to be  obligated to pay this
advance  will  start to earn  interest  only when I receive      note as a condition for not using any other remedy.
the advance.  The  interest  rate in effect on this note at      (4) You may refuse to make  advances  to me or allow
any given time will apply to the entire principal  advanced      purchases on credit by me.
at that time.  Notwithstanding  anything to the contrary, I      (5) You may use any remedy  you have under  state or
do not agree to pay and you do not  intend  to  charge  any      federal law.
rate of interest  that is higher  than the maximum  rate of      By selecting  any one or more of these  remedies you
interest  you could  charge  under  applicable  law for the  do not  give up  your  right  to  later  use  any  other extension of credit that is agreed to here  (either  before  remedy.  By  waiving  your  right to declare an event to or after  maturity).  If any notice of interest  accrual is  be a  default,  you do not  waive  your  right  to later sent and is in error,  we mutually agree to correct it, and  consider  the  event as a  default  if it  continues  or if you actually  collect more  interest than allowed by law  happens again.
and this agreement, you agree to refund it to me.            COLLECTION  COSTS AND  ATTORNEY'S  FEES:  I agree to pay
INDEX  RATE:  The index  will  serve  only as a device  for  all  costs  of  collection,  replevin  or any  other  or setting  the rate on this  note.  You do not  guarantee  by  similar  type of cost if I am in default.  In  addition, selecting this index, or the margin,  that the rate on this  if you hire an  attorney  to collect  this note,  I also note  will be the same rate you  charge on any other  loans  agree to pay any fee you incur with such  attorney  plus
or class of loans to me or other borrowers.                  court costs  (except  where  prohibited  by law). To the
ACCRUAL  METHOD:  The amount of interest that I will pay on  extent  permitted by the United States  Bankruptcy Code, this loan will be  calculated  using the interest  rate and  I also agree to pay the reasonable  attorney's  fees and accrual  method  stated  on  page 1 of this  note.  For the  costs you incur to  collect  this debt as awarded by any purpose of interest  calculation,  the accrual  method will  court exercising jurisdiction under the Bankruptcy Code.
determine  the  number of days in a "year."  If no  accrual  WAIVER:  I  give  up my  rights  to  require  you  to do method is stated,  then you may use any reasonable  accrual  certain things.  I will not require you to:
method for calculating interest.                                 (1) demand payment of amounts due (presentment);
POST  MATURITY  RATE:  For  purposes of  deciding  when the      (2) obtain  official   certification  of  nonpayment
"Post  Maturity  Rate" (shown on page 1) applies,  the term      (protest);
"maturity"  means  the date of the last  scheduled  payment      (3) give notice that  amounts due have not been paid
indicated   on  page  1  of  this  note  or  the  date  you      (notice of dishonor);
accelerate payment on the note, whichever is earlier.            (4) give  notice of intent to accelerate; or
SINGLE  ADVANCE  LOANS:  If this is a single  advance loan,      (5) give notice of acceleration.
you and I expect  that you will  make only one  advance  of      I waive any defenses I have based on  suretyship  or
principal.  However,  you  may  add  other  amounts  to the  impairment of collateral.
principal  if  you  make  any  payments  described  in  the  OBLIGATIONS  INDEPENDENT:  I understand  that I must pay
"PAYMENTS BY LENDER" paragraph below.                        this note even if  someone  else has also  agreed to pay
MULTIPLE  ADVANCE  LOANS:  If  this is a  multiple  advance  it (by,  for  example,  signing  this form or a separate loan,  you and I expect  that you will  make  more than one  guarantee  or  endorsement).  You may sue me  alone,  or advance  of  principal.  If  this  is  closed  end  credit,  anyone  else  who is  obligated  on  this  note,  or any repaying  a part of the  principal  will not  entitle me to  number of us  together,  to collect  this note.  You may
additional credit.                                           do so  without  any  notice  that it has not  been  paid
PAYMENTS  BY LENDER:  If you are  authorized  to pay, on my  (notice of  dishonor).  You may without  notice  release behalf,  charges I am  obligated  to pay (such as  property  any party to this agreement  without releasing any other insurance  premiums),  then you may  treat  those  payments  party.  If you  give  up any of  your  rights,  with  or made  by  you as  advances  and  add  them  to  the  unpaid  without  notice,  it will not affect my duty to pay this principal  under  this note,  or you may  demand  immediate  note.  Any  extension  of new  credit  to any of us,  or
payment of the charges.                                      renewal  of this note by all or less than all of us will
SET-OFF:  I agree  that you may set off any  amount due and  not release me from my duty to pay it. (Of  course,  you payable  under  this  note  against  any  right  I have  to  are  entitled  to only  one  payment  in  full.) I agree
receive money from you.                                      that  you may at your  option  extend  this  note or the
   "Right to receive money from you" means:                  debt I  represented  by this note, or any portion of the
   (1)  any deposit account balance I have with you;         note or debt,  from time to time without limit or notice
   (2) any  money  owed to me on an item  presented  to you  and for any term  without  affecting  my  liability  for
or in your possession for collection or exchange; and        payment  of the note.  I will not  assign my  obligation
   (3)  any  repurchase   agreement  or  other   nondeposit  under  this   agreement   without  your  prior   written
obligation.                                                  approval.
   "Any amount due and  payable  under this note" means the  FINANCIAL  INFORMATION:  I agree to  provide  you,  upon total  amount of which you are  entitled to demand  payment  request,  any financial statement or information you may
under  the  terms  of this  note at the  time  you set off.  deem   necessary.   I   warrant   that   the   financial
This total  includes any balance the due date for which you  statements and  information I provide to you are or will
properly accelerate under this note.                         be accurate, correct and complete.
     If my right to  receive  money  from you is also owned  NOTICE:  Unless  otherwise  required by law,  any notice by someone  who has not agreed to pay this note,  you right  to me shall be given by  delivering  it or by mailing it of set-off will apply to my interest in the  obligation and  by first  class  mail  addressed  to me at my last known to any other  amounts I could  withdraw on my sole  request  address.  My  current  address  is on page 1. I agree to or  endorsement.  Your right of  set-off  does not apply to  inform you in writing  of any  change in my  address.  I an account or other  obligation where my rights are only as  will give any notice to you by  mailing  it first  class
a   representative.   It  also   does  not   apply  to  any  to your address stated on page 1 of this  agreement,  or
Individual   Retirement   Account  or  other   tax-deferred  to any other address that you have designated.
retirement account.


------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------

     DATE OF        PRINCIPAL     BORROWER'S      PRINCIPAL     PRINCIPAL      INTEREST      INTEREST      INTEREST
   TRANSACTION       ADVANCE       INITIALS       PAYMENTS       BALANCE         RATE        PAYMENTS        PAID
                                     (not                                                                  THROUGH:
                                   required)
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------
                   $                            $              $                        %  $
------------------ ------------- -------------- -------------- ------------- ------------- ------------- -------------

1984, 1991 Bankers Systems, Inc., St. Cloud, MN  Form UN-TX  3/7/2002                            (page 2 of 2)
                                                                                                  ______   ______


------------------------------------------------------------------------------------------------------------------------
DEBTOR NAME AND ADDRESS                                                 SECURED PARTY NAME AND ADDRESS

Garry J. Graham                                                         First Savings Bank, FSB
4108 Rosebud                                                            301 South Center Street
Dalworthington Gardens, TX  76016                                       Suite 120
                                                                        Arlington, TX  76010



|_|  If checked, refer to the attached addendum for additional Debtors and their signatures.
------------------------------------------------------------------------------------------------------------------------

                           CONSUMER SECURITY AGREEMENT

The date of this Consumer Security Agreement (Agreement) is 08-12-2003 . Unless otherwise indicated in writing to you, my address listed above is my principal residence. The pronouns "you" and "your" refer to the Secured Party. The pronouns "I," "me," and "my" refer to each person or entity signing this Agreement as Debtor and agreeing to give the Property described in this Agreement as security for the Secured Debts. Where Debtor is not the Borrower under the Secured Debts, "I," "me," and "my" refer to the owner of the Property subject to this Agreement and "Borrower" refers to the obligor on the Secured Debts.

SECURED DEBTS. This Agreement will secure all sums advanced by you under the terms of this Agreement and the payment and performance of the following described Secured Debts that (check one): |X| I |_|
                                                    ----------------------------
                                                      (Borrower)  owe(s) to you:
-----------------------------------------------------

     |X| Specific Debts. The following debts and all extensions, renewals, refinancings, modifications and replacements (describe): RLC in the amount of $500,000 dated 08/12/2003




     |_| All Debts. If checked, the Property may also serve as collateral for future advances. All present and future debts, even if this Agreement is not referenced in the debt instrument, the future debts are also secured by other collateral, or if the future debt is unrelated to or of a different type than this debt. Nothing in this Agreement is a commitment to make future loans or advances. This Agreement will not secure any debt for which you fail to give any required notice of the right of rescission, or any debt for which a non-possessory, non-purchase money security interest is created in "household goods" in connection with a "consumer loan," as those terms are defined by federal law governing unfair and deceptive credit practices.

SECURITY INTEREST. To secure the payment and performance of the Secured Debts, I give you a security interest in all of the Property described in this Agreement that I own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property. "Property" includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising out of the Property; and any collections and distributions on account of the Property.

PROPERTY DESCRIPTION: The Property is all the collateral given to secure the Secured Debts and is described as follows:

5,000 S/S Fort Worth National Bank
32,650 S/S BancAffiliated, Inc.







----------------------------------------------------------------------------------------------------------------------
    THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY
                  EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
                             THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Notice to the Consumer - Do not sign this  document  before you read it or if it contains any blank  spaces.  You are entitled to a copy of the  document  you sign.  If this  Agreement  creates a purchase  money lien on a  manufactured home,  under the law you have the right to pay off in advance the full  amount due and,  if interest is  precomputed, obtain a substantial refund of the credit charge.  Keep this document to protect your legal rights.
SIGNATURES.  I agree to the  terms on  pages 1 and 2 of this  Agreement  and  acknowledge  receipt  of a copy of this
Agreement.
                          DEBTOR                                                  SECURED PARTY

                                                             First Savings Bank, FSB


-----------------------------------                          ----------------------------------------------
Garry J. Graham                                              Ken Kizer
                                                             Vice President


-----------------------------------

------------------------------------------------------------ ---------------------------------------------------------


2000 Bankers Systems, Inc., St. Cloud, MN Form SA-CONS-TX  7/30/2001                             (page 1 of 2)




--------------------------------------------- ---------------------------------------- -----------------------------
Garry J. Graham                               First Savings Bank, FSB
---------------
4108 Rosebud                                  301 South Center Street
------------
Dalworthington Gardens, TX  76016             Suite 120
---------------------------------
                                              Arlington, TX  76010                     Line of Credit No.7000068385
                                                                                                         ----------
                                                                                       Date 08-12-2003
        BORROWER'S NAME AND ADDRESS                  LENDER'S NAME AND ADDRESS              ----------
"I" includes each borrower above, jointly     "You" means the lender, its successors   Max. Credit Amt. 500,000.00
                                                                                                        ----------
and  severally.                               and assigns.                             Loan Ref.  No. 7000068385
                                                                                                      -----------
--------------------------------------------- ---------------------------------------- -----------------------------

You have extended to me a line of credit in the

AMOUNT of five hundred thousand and no/100  $500,000.00 . You will make loans to
          ---------------------------------  -----------
me from time to time until 12:00 p.m.  on 08-12-2004 . Although the of credit
                           ----- -        -----------
expires on that date, I will remain obligated to perform all my duties under this agreement so long as I owe you any money advanced according to the terms of this agreement, as evidenced by any note or notes I have signed promising to repay these amounts.

     This line of credit is an agreement between you and me. It is not intended that any third party receive any benefit from this agreement, whether by direct payment, reliance for future payment or in any other manner. This agreement is not a letter of credit.

1.   AMOUNT: This line of credit is:

     |_| OBLIGATORY: You may not refuse to make a loan to me under this line of credit unless one of the following occurs:

     a.   I have borrowed the maximum amount available to me;

     b.   This line of credit has expired;

     c. I have defaulted on the note (or notes) which show my indebtedness under this line of credit;

     d. I have violated any term of this line of credit or any note or other agreement entered into in connection with this line of credit;

     e.
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     |X| DISCRETIONARY: You may refuse to make a loan to me under this line of credit once the aggregate outstanding advances equal or exceed five
                                                                            ----
          hundred thousand and no/100 $500,000.00 .
          ---------------------------  -----------

Subject to the obligatory or discretionary limitations above, this line of credit is:

     |X| OPEN-END (Business or Agricultural only): I may borrow up to the maximum amount of principal more than one time.

     |_| CLOSED-END: I may borrow up to the maximum only one time.

2. PROMISSORY NOTE: I will repay any advances made according to this line of credit agreement as set out in the promissory note, I signed on 08-12-2003,
                                                                     -----------
     or any note(s) I sign at a later time which represent advances under this agreement. The note(s) set(s) out the terms relating to maturity, interest rate, repayment and advances. If indicated on the promissory note, the advances will be made as follows:

     A. Phone, verbal, written or in person requested by borrower. .
     --------------------------------------------------------------

     B. Bank has received all documents,  information and warranties as bank may
     ---------------------------------------------------------------------------
     require,  all properly  executed,  if appropriate,  in a form acceptable to
     ---------------------------------------------------------------------------
     bank .
     -----

     C. Borrower is not in default on this or any other debt .
     --------------------------------------------------------

3. RELATED DOCUMENTS: I have signed the following documents in connection with this line of credit and note(s) entered into in accordance with this line of credit:

       |X| security agreement dated 08-12-2003                    |X|  RLC agreement dated 08-12-2003
       |_| mortgage dated                                         |_|
       |_| guaranty dated                                         |_|

4.   REMEDIES: If I am in default on the note(s) you may:

     a.   take any action as provided in the related documents;

     b.   without notice to me, terminate this line of credit.
          By selecting any of these remedies you do not give up your right to later use any other remedy. By deciding not to use any remedy should I default, you do not waive your right to later consider the event a default, if it happens again.

5. COSTS AND FEES: If you hire an attorney to enforce this agreement I will pay your reasonable attorney's fees, where permitted by law. I will also pay your court costs and costs of collection, where permitted by law.

6. COVENANTS: For as long as this line of credit is in effect or I owe you money for advances made in accordance with the line of credit, I will do the following:

          a. maintain books and records of my operations relating to the need for this line of credit;

          b. permit you or any of your representatives to inspect and/or copy these records;

          c. provide to you any documentation requested by you which support the reason for making any advance under this line of credit;

          d. permit you to make any advance payable to the seller (or seller and me) of any items being purchased with that advance;

          e.
             -------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

7. NOTICES: All notices or other correspondence with me should be sent to my address stated above. The notice or correspondence shall be effective when deposited in the mail, first class, or delivered to me in person.

8. MISCELLANEOUS: This line of credit may not be changed except by a written agreement signed by you and me. The law of the state in which you are located will govern this agreement. Any term of this agreement which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation.


FOR THE LENDER                                               SIGNATURES:  I  AGREE  TO THE  TERMS  OF  THIS  LINE  OF
                                                             CREDIT.  I HAVE RECEIVED A COPY ON TODAY'S DATE.

--------------------------------------------------           ---------------------------------------------------
Ken Kizer                                                    Garry J. Graham
Title Vice President
                                                             ---------------------------------------------------

                                                             ---------------------------------------------------




------------------------------------------------- ----------------------------------------- --------------------------
Garry J. Graham                                   First Savings Bank, FSB                   Loan File Number 7000068385
---------------                                                                                              ----------
4108 Rosebud                                      301 South Center Street                   Date 08-12-2003
------------                                                                                     ----------
Dalworthington Gardens, TX 76016                  Suite 120                                 Loan Amount $500,000.00
--------------------------------                                                                         ----------
                                                  Arlington, TX  76010                      Maturity Date 08-12-2004
                                                                                                          ----------
                                                                                            Renewal of 7000068385
                                                                                                       -----------
          BORROWER'S NAME AND ADDRESS                    LENDER'S NAME AND ADDRESS
   Includes each borrower above, jointly and      Includes the lender, its successors and
                   severally.                                     assigns.
------------------------------------------------- ----------------------------------------- --------------------------
                                                                                             LO/LP            KK/dt


                               DISCLAIMER OF ORAL
                                   AGREEMENTS

The Borrower, any other obligor, and Lender, hereinafter the Parties, have entered into a transaction generally described as RLC in the amount of
                                                        ------------------------
$500,000.00  dated 08/12/2003 . In conjunction with this transaction the Parties
------------------------------
have executed one or more promissory notes, assignments, security agreements, guaranty agreements, mortgages, deeds of trust or other documents. It is the intention of the Parties that this Disclaimer be incorporated by reference into each of the documents so executed for this transaction.

The Parties warrant and represent that the entire agreement made between the Parties is contained within the executed documents, as amended and supplemented hereby, and that no agreements or promises exist between the Parties that are not reflected in the language of the various documents executed in conjunction with this transaction.

           THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT
                 BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED
            BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
                           AGREEMENTS OF THE PARTIES.

                           THERE ARE NO UNWRITTEN ORAL
                         AGREEMENTS BETWEEN THE PARTIES.



-----------------------------------------------------
Garry J. Graham


-------------------------------------------------------       -----------------------------------------------------
Borrower                                                      Lender
                                                                       Ken Kizer, Vice President




-------------------------------------------------------


-------------------------------------------------------

Bankers Systems, Inc.,  1983 St. Cloud, MN  9/22/9H Form DOA-TX                                            (page
1 of 1)